Exhibit 99.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED TO OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE OR AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

4% SUBORDINATED PROMISSORY NOTE

(the “Note”)

MAIDEN LANE JEWELRY, LTD.

Principal Sum:	$600,000

Holder:	Yitzchok Gurary

Date of Issuance:	March 6, 2015

MAIDEN LANE JEWELRY, LTD., a New York corporation (hereinafter called the “Corporation”), hereby promises to pay the Principal Sum set forth above (the “Principal Sum”) to the order of the above-referenced holder (the “Holder”) on or before December 31, 2016 (“Maturity”). This Note shall accrue interest at the rate of 4% (four percent) per annum from the date of this Note until the Principal Sum is paid. If this Note is not paid at Maturity, such Note shall accrue interest at the rate of 4% (four percent) per annum until the Principal Sum is paid. Accrued interest shall be payable quarterly, in arrears, with payments due on May 31, August 31, November 30 and February 28 (each, an “interest payment date”).The Principal Sum shall be due at Maturity. Interest shall be computed on the basis of a 360-day year.

1.	Issuance. This Note is being issued pursuant to the terms of a Subscription Agreement between the Corporation and the Holder (the “Subscription Agreement”), which contains, among other things, a representation by the Holder that the Holder is an “Accredited Investor” as that term is defined in Regulation D of the Securities Act of 1933, as amended (the “Act”), as well as an expected use of proceeds.

2.	Restrictions.

(a)	This Note has not been registered with any state regulatory or securities agency or bureau, nor has any regulatory agency passed upon the merits of the securities of the Corporation or the accuracy of the information contained herein.

(b)	A restrictive legend will be placed on the Note, and instructions will be placed with the transfer agent for the Corporation prohibiting the transfer of the Note absent full compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934.

3.	Subordination of Notes.

(a)	The payment of the principal of and interest on the Note is subordinated in right of payment to the prior payment in full of all Senior Indebtedness as that term is defined in this Note.

(b)	Senior Indebtedness is defined as all indebtedness of the Corporation for borrowed money (whether or not secured), from any bank or financial lending institution whether outstanding on the date of execution of the Note or thereafter incurred (including that incurred by another person where the repayment is guaranteed or assumed by the Corporation or for which the Corporation is contingently liable) and any other indebtedness for borrowed money from a person other than a bank or financial lending institution. This Note does not contain any limitation on the amount of Senior Indebtedness, which may be incurred by the Corporation.

(c)	In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to the Corporation or to its property, or in the event of any proceedings for liquidation, dissolution or other winding up of the Corporation (other than a merger, consolidation or sale of assets), whether or not involving insolvency or bankruptcy, or in the event that this Note is declared due and payable before its express maturity because of the occurrence of any Event of Default, then the holders of the Senior Indebtedness then outstanding shall be entitled to receive payment in full of principal of, and interest on all such Senior Indebtedness before the Holder of this Note is entitled to receive any payment on account of the principal, or interest upon this Note. No payment of principal, interest or premium, if any, shall be made on this Note during the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness.

4.	Optional Prepayment.

(a)	At the Corporation’s option, after 120 days from the date of issuance of this Note and upon mailing a notice of prepayment to the Holder, not less than 30 nor more than 60 days prior to date set for prepayment, this Note may be prepaid in whole or in part at 100% of its face value plus accrued interest to the date fixed for prepayment. In the event the Corporation elects to prepay this Note, the Holder will be required to surrender this Note to the Corporation. In the event the Corporation elects to prepay this Note in part and not in whole, the Corporation will issue and deliver to the Holder, together with the amount of prepayment, a new Note in like tenor representing the remaining unpaid principal amount of the Note.

5.	Events of Default and Acceleration of the Note.

(a)	An “event of default” with respect to this Note shall exist if any of the following shall occur:

(i)	The Corporation shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for fifteen (15) days after written notice thereof to the Corporation by the Holder of this Note.

(ii)	A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court and such order remain in effect for more than fifteen (15) days; or the Corporation shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than fifteen (15) days; or a petition to reorganize the Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five (45) days after such filing.

(iii)	The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision or any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

(iv)	The Corporation shall make an assignment for the benefit of its creditors, or consent to the appointment of a receiver, trustee or liquidation of the Corporation, or of all or any substantial part of its properties.

(b)	If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder’s other remedies, by written notice to the Corporation, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. The Corporation shall then have sixty (60) days to cure such default. In the event the Corporation does not cure such default within said sixty (60) day period, then, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses (ii), (iii) or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies, if any, provided for under the terms of this Note and the Subscription Agreement.

(c)	In the event of a Default under this section, the interest rate due on the then outstanding balance of this Note shall increase to 5% (five percent)

6.	Interest Rate Limitation. It is the intent of Holder and the Corporation in the execution of this Note that the loan evidenced hereby be exempt from the restrictions of applicable state usury laws. In the event that for any reason, it should be determined that any such usury law is applicable to this Note, the Holder and the Corporation stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of such state. In such event, if the Corporation shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by applicable state law, all such sums shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to the Corporation.

7.	Miscellaneous.

(a)	All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, reorganized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Corporation in accordance with this Section, or (b) if to the Corporation, to it as its headquarters office, or to such other address as the Corporation shall furnish to the Holder in accordance with this Section.

(b)	This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

(c)	In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

(d)	If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

(e)	The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder’s right to exercise that or any other right or remedy to which the Holder is entitled.

(f)	Upon the occurrence of an uncured event of default, the Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the date set forth below.

Dated: March 6, 2015	MAIDEN LANE JEWELRY, LTD.

	By:	/s/ Michael Wirth
Michael Wirth, Chief Executive Officer